Exhibit 10.2

LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (this “Agreement”) is made and entered into as of April 16, 2015, by and among Rosewind Corporation, a Colorado corporation (together with any successors and assigns thereto, “Parent”), and Ampio Pharmaceuticals, Inc., a Delaware corporation (together with any successors and assigns thereto, “Seller”). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Agreement and Plan of Merger, dated as of April 16, 2015, by and among certain subsidiaries of Seller, Parent, and the other parties thereto (the “Merger Agreement”).

In connection with the consummation of the transactions contemplated by the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Seller and Parent hereby agree as follows:

1. The execution and delivery of this Agreement is a condition to the performance of the parties’ obligations under the Merger Agreement, including the delivery of the shares of Parent Common Stock issued to the Seller pursuant thereto (the “Shares”).

2. Seller hereby acknowledges and agrees that during the Lockup Period (as defined below), as applicable to those Shares which remain subject to the Lockup Period from time to time (as set forth below), it shall not, without the prior written consent of Parent, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to any portion of such Shares or any securities convertible into or exercisable or exchangeable for Parent Common Stock now owned or hereafter acquired by the undersigned, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Shares or securities convertible into or exercisable or exchangeable for Parent Common Stock, whether any such transaction is to be settled by delivery of such Shares or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B). As used herein, the term “Lockup Period” means the period beginning on the date hereof and ending on the earlier of: (a) with respect to twenty-five percent (25%) of the Shares, April 16, 2017, (b) with respect to twenty-five percent (25%) of the Shares, October 16, 2017, (c) with respect to twenty-five percent (25%) of the Shares, April 16, 2018, (d) October 16, 2018, (e) the date that Parent consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the holders of Parent Common Stock having the right to exchange their shares of Parent Common Stock for cash, securities or other property, and (f) the date that a person or group of persons or entities obtains a controlling interest in Seller’s capital stock.

3. Notwithstanding the provisions of paragraph 2, above, Seller may transfer any or all of its Shares:

(a)	to the officers, directors or employees of Parent;

(b)	as a bona fide gift to any member of the immediate family to Seller’s immediate family members (as defined below) and trusts for estate planning purposes;

(c)	as a bona fide gift to a charity or educational institution;

(d)	by virtue of the laws of descent and distribution upon Seller’s death; or

(e)	transfers by operation of law, including pursuant to domestic relations or court orders; and

(f)	transfers consented to, in writing, by Parent;

provided, however, that in the case of any transfer described in clauses (a) through (e) above, (A) it shall be a condition to the transfer that the transferee executes and delivers to Parent not later than three (3) business days prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Parent and (B) acceptance of Shares by any transferee shall constitute such transferee’s agreement to be bound by this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

4. In furtherance of the foregoing, Seller hereby (a) further agrees that (i) it will not, during the Lockup Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any Shares or any securities convertible into or exercisable or exchangeable for Parent Common Stock, and (b) authorizes Parent during the Lockup Period to cause the transfer agent for the Parent Common Stock to decline to transfer any Shares or securities convertible into or exercisable or exchangeable for Parent Common Stock, and to place restrictive legends and note stop transfer restrictions on the Shares, the stock register and other records relating to the Shares.

5. Seller hereby represents and warrants to Parent that (i) it has full power and authority to enter into this Agreement and (ii) this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.

6. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

7. No party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph 7 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each party’s respective successors, heirs, personal representatives and assigns.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that· would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, or by electronic or facsimile transmission, to the address, email or facsimile number indicated on the books and records of Parent or such other address as a party shall subsequently provide.

10. Upon request by Parent, Seller will execute any additional documents necessary in connection with enforcement hereof.

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IN WITNESS WHEREOF, the parties have executed this Lockup Agreement on the date first written above.

ROSEWIND CORPORATION

By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
President and Chief Executive Officer

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

[SIGNATURE PAGE TO AMPIO LOCKUP AGREEMENT]